Exhibit 99.1

PRELIMINA R Y PROXY CARD - SUBJECT TO COMPLETION FOR THE SPECIAL MEETING OF STOCKHOLDERS OF F ALCON CAPI T AL ACQUISITION COR P . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Falcon Capital Acquisition Corp . (the “Company”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [ ] Eastern Time virtually, at [ ] (the “meeting”), and at any adjournments and/or postponements thereof . The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting . THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) . IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6 . PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, signed and dated on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ]. This notice of Special Meeting and the accompanying Proxy Statement are available at: [ ]

Please mark vote as indica ted in this example X FALCON CAPITAL ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6. AGAINST ABSTAIN Proposal No . 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of (x) shares of FCAC Class A common stock and the New Sharecare Series A Preferred Stock pursuant to the terms of the Merger Agreement and (y) shares of FCAC Class A common stock to certain institutional investors (the “PIPE Investors”) in connection with the Private Placement, plus any additional shares pursuant to subscription a greements we may enter into prior to Closing (we refer to this proposal as the “Stock Issuance Proposal”) ; Proposal No. 1 — The Business Combination FOR Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger, dated F ebrua r y 12, 2021, by and among FCAC, FCAC Merger Sub Inc., a wholly - owned subsidiary of FCAC (“Merger Sub”), Sharecare, Inc. (“Sharecare”) and Colin Daniel, solely in his capacity as representative of the Sharecare stockholders (the “Stockholder Representative”) (as may be amended and/or restated from time to time, the “Merger Agreement”) and the transactions contempl a ted thereby, pursuant to which Merger Sub will merge with and into Sharecare with Sharecare surviving the merger as a wholly - owned subsidiary of FCAC (the transactions contemplated by the Merger Agreement, the “Business Combination” and such proposal, the “Business Combin a tion Proposal”) ; Proposal No . 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal FOR AGAINST ABSTAIN and the Stock Issuance Proposal are approved and adopted, the Sharecare, Inc . 2021 Omnibus Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex E , including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”) ; FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal No . 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved, the proposed fourth amended and restated certificate of incorporation of FCAC which includes a certificate of designations for the Series A Preferred Stock (“Series A Preferred Stock”) (the “Proposed Charter”), which will replace FCAC ’ s third amended and rest a ted certific ate of incorporation, dated September 21 , 2020 (the “Current Charter”) and will be in effect upon the Closing of the Business Combination (we refer to such proposal as the “Charter Proposal”) ; Proposal No . 3 — The Advisory Charter Proposal — to consider and vote upon a separate proposal to approve, on a non - binding advisory basis, the following material difference between the Proposed Charter and the Current Charter, which is being presented in accordance with the requirements of the U . S . Securities and Exchange Commission ("SEC") as a separ a te sub - proposal (we refer to such proposals as the “Adviso r y Charter Proposal”) ; Under the Proposed Charter, New Sharecare will be authorized to issue [ 615 , 000 , 000 ] shares of capital stock, consisting of (i) [ 600 , 000 , 000 ] shares of common stock, par value $ 0 . 0001 per share and (ii) [ 15 , 000 , 000 ] shares of preferred stock, par value $ 0 . 0001 per share in c luding [ ] shares of New Sharecare Series A Preferred Stock, as opposed to the Current Charter authorizing FCAC to issue 401 , 000 , 000 shares of capital stock, consisting of (a) 400 , 000 , 000 shares of common stock, including 380 , 000 , 000 shares of Class A common stock, par value $ 0 . 0001 per share, and 20 , 000 , 000 shares of Class B common stock, par value $ 0 . 0001 per share, and (b) 1 , 000 , 000 shares of preferred stock, par value $ 0 . 0001 per share . Proposal No . 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabul a ted vote a t the time of the Special Meeting, any of the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal, and the Incentive Plan Proposal (together the “condition precedent proposals”) would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Merger Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”) . D a ted: , 2021 Signa ture (Sign a ture if held Jointly) When Shares are held by joint tenants, both should sign . When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in full corporate name by the president or another authorized officer . If a partnership, please sign in partnership name by an authorized person . The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) . If no direction is made, this proxy will be voted FOR each of Proposals 1 through 6 . If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN